CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration  Statement on Form N-1A of our report dated March 28, 2003, relating to the financial statements and financial highlights which appear in such Registration Statement. We also consent to the
references  to  us  under  the  headings   "Independent   Accountants"  in  such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


New York, New York
March 28, 2003